CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Alliance Towers, Inc.
Sarasota, Florida


We hereby consent to the inclusion of our audit report dated March 23, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of Alliance Towers, Inc., for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form SB-2.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
July 14, 2004